SECURITIES AND EXCHANGE COMMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of Earliest Event Reported): August 31, 2001

                            SONICS & MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

0-20573                                     06-0854713
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               53 Church Hill Road
                                   Newtown, CT
                    (Address of Principal Executive Offices)

                                      06470
                                   (Zip Code)
                                 (203) 270-4600
               (Registrant's Telepone Number, including area code)

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Item 5. Other Events

      On August 30, 2001, the Registrant issued the following press release:

             SONICS & MATERIALS ANNOUNCES SALE-LEASEBACK OF NEWTOWN,
                       CONNECTICUT MANUFACTURING FACILITY

Newtown, Connecticut, August 30, 2001 - Sonics & Materials, Inc. (OTCBB: SIMA) announced that it has sold its 64,000 square foot manufacturing facility, located in Newtown, Connecticut, to Acme Realty, Inc. for $4,000,000. Sonics anticipates that it will realize an estimated gain of $300,000 as a result of the sale.

Upon the completion of the sale, Sonics signed a ten year triple net lease with Acme Realty, with an option to renew the lease for two additional five year periods. Sonics presently occupies approximately 58,363 square feet of the building, and will remain in that space for the first year of the lease. Sonics will occupy approximately 44,500 square feet of the facility by the beginning of the second year of the lease.

Sonics purchased the property in 1997 and conducted an extensive renovation, turning it into a state of the art manufacturing facility. Mr. Robert Soloff, president and chief executive officer of Sonics, stated, "By originally purchasing this property, Sonics was able to design a facility specifically tailored to its needs as a manufacturer of plastics assembly and liquid processing equipment. The sale-leaseback with Acme Realty permits us to remain in the facility, while profiting from its sale."

Sonics manufactures ultrasonic welding equipment, vibration welding equipment, spin welding equipment, and hot plate welding equipment, all of which are used in the bonding of plastics. The Company also manufactures ultrasonic liquid processors. The Company's equipment is installed at locations around the world, serving such diverse industries as automotive, electronics, textiles, medical devices, packaging and a wide range of other manufacturing and research applications. Its headquarters are in Newtown, Connecticut. The Company also has a division in Pennsylvania, and a branch office in Gland, Switzerland. The Sonics website can be found at www.sonicsandmaterials.com.

Sonics maintains that any statements that are not of historical fact are forward-looking statements that are subject to a number of important risks and uncertainties that could cause actual results to differ materially. Specifically, any forward-looking statements related to Sonics' objectives of future growth, profitability and financial returns are subject to a number of risks and uncertainties, including, but no limited to, risks related to a growing market demand for Sonics' existing and new products, continued growth in sales and market share of Sonics products, pricing, market acceptance of existing new

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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereuntoduly authorized.

                                        Sonics &Materials, Inc.
                                        (Registrant)


August 31, 2001                         /s/ Lauren H. Soloff
                                        ----------------------------------------
                                        Lauren H. Soloff
                                        Vice President, Corporate Secretary